1996 FIRM CAPACITY & ENERGY SALE

                         AGREEMENT BETWEEN

                   TUCSON ELECTRIC POWER COMPANY

                                AND

                  TEXAS-NEW MEXICO POWER COMPANY

                            TUCSON-TNP

            1996 FIRM CAPACITY & ENERGY SALE AGREEMENT

1.  PARTIES

The Parties to this Agreement are TUCSON ELECTRIC POWER COMPANY, an Arizona corporation ("Tucson"); and TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation ("TNP"), hereinafter collectively referred to as "Parties" and individually referred to as "Party".
2. RECITALS This Agreement is made with reference to the following facts, among others:

     2.1  The Parties are engaged in the generation, transmission and distribution of electric power and energy in one or

          more of the States of Arizona, New Mexico, and Texas.

     2.2  Electrical system interconnections exist which will

          allow scheduled interchanges of power and energy to take

          place between the Parties' respective systems.

     2.3 Tucson desires to sell from its system and TNP desires to purchase, in accordance with the terms and conditions set

         forth herein, 30 megawatts of Firm Capacity and Firm

         Energy, with no minimum energy requirement



 NOW THEREFORE, The Parties agree as follows:

 3.  DEFINITIONS

 The following terms when initially capitalized in this Agreement, whether singular or plural, shall have the meaning as hereinafter specified:
     3.1  "Agreement" means this Agreement between Tucson and TNP.
     3.2 "FERC" means the Federal Energy Regulatory
         Commission, or its

                                -1-

         successor.

     3.3 "Firm  Capacity" means system capacity as  set  forth  in

         Section  5.1 that is made available to TNP from  Tucson's

         system resources to facilitate deliveries of Firm Energy,

         subject to curtailment only as provided in Section 5.3.

     3.4 "Firm  Energy"  means  the energy  associated  with  Firm

         Capacity, as set forth in Section 5.2.

    3.5 "Point  of Delivery" for all transactions hereunder  shall mean the 345 kV bus at Greenlee Substation.

4.       EFFECTIVE DATE AND TERM

    4.1 Subject  to Sections 4.2 and 4.4, the period during  which sales win be made under this Agreement shall be January 1,

        1996 through December 31, 1996, inclusive of both dates.

    4.2 On  or  before  January 31, 1995 Tucson will  tender  this

        Agreement  to  the  FERC  for filing  in  compliance  with applicable regulation, and will request an effective  date of January 1, 1996.  If, after filing this Agreement, FERC or  any other appropriate regulatory authority Orders  any material changes or modifications of this Agreement  which are  unacceptable to either Party, the Party objecting  to such  change or modification shall notify the other  Party of  such objection, and to the extent the objection is not remedied,  this  Agreement shall become  void  as  of  the effective  date of such order, and all obligations  except the  obligation  to pay for capacity and energy  received,

        prior to such effective date, shall terminate thereafter.

    4.3 Neither  Party hereto shall unilaterally make  application to FERC for a change in rates or in any other provision of this  Agreement  pursuant  to  the  provisions  of  either

        Section 205 or 206 of the Federal Power Act.



 5.  CAPACITY AVAILABILITY AND ENERGY DELIVERY

     5.1  Commencing  January  1, 1996 and continuing  each  month through  the term of this Agreement, Tucson  shall  make

          available  at  the  Point  of Delivery,  and  TNP  shall

          purchase,  30  megawatts of Firm  Capacity.   This  Firm

          Capacity   shall   be  provided  from  Tucson's   system

          resources.

     5.2  Commencing  January  1, 1996 and continuing  each  month through the term of this Agreement, Tucson shall deliver

          and  TNP  shall  accept  and  pay  for  Firm  Energy  as

          scheduled by TNP, with no minimum energy requirement

    5.3 Tucson  may curtail energy deliveries under this Agreement

        (i)  for forced generation or transmission outages or (ii)

        if  the  integrity or reliability of the  transmission  or

        generation   system  is  jeopardized.   With  respect   to

        priority  of  interruption or curtailment of service,  TNP will  be  curtailed on a pro rata basis with customers  of similar  levels  of  firmness,  and  only  SRP,  NTUA  and

        Tucson's retail customers will have priority over TNP  and

        such  other  firm  customers.   Tucson  may,  as  soon  as

        necessary, interrupt or reduce energy deliveries hereunder to the extent needed to reduce or eliminate such jeopardy.

        However,  if  practicable Tucson shall  give  TNP  advance notice  before  interrupting or  reducing  deliveries  and shall  use reasonable efforts to supply scheduled  energy,

        including   purchasing   available   energy   from   other

        utilities.



6.       SCHEDULING

Tucson shall be obligated to deliver Firm Capacity and Firm Energy to TNP according to the following procedures:
         6.1 Projected Monthly Schedules - By October 15, 1995, TNP shall submit to Tucson in writing a monthly on-peak and off-peak breakdown of the projected amount of Firm Energy associated with Firm Capacity to be delivered during 1996. Such projections shall represent a good faith estimate by TNP of its anticipated deliveries and shall not be binding on either Party.
     6.2 Daily Schedules by TNP - TNP shall preschedule deliveries of all Firm Energy and Firm Capacity no later than 10-00 a.m. Mountain-. Standard Time on the last normal business day observed by both Parties prior to the day(s) of delivery, or as otherwise mutually agreed by the Parties' dispatchers or schedulers. TNP may schedule changes to this preschedule on a real-time basis with a minimum 30 minutes notice, or as otherwise mutually agreed. Tucson shall deliver such Firm Capacity and Firm Energy in accordance with these daily schedules.
    6.3 System Logs - All deliveries hereunder shall be deemed to be made during the hours and in the amounts as accounted for in Tucson's and TNP's dispatchers' system logs; provided, that if scheduled deliveries are interrupted as contemplated in Section 5.3 or due to uncontrollable forces (as defined in Section 10), such schedules shall be adjusted to reflect such interruption and any scheduled delivery so interrupted may be rescheduled by TNP at a later date by mutual agreement
7.     LOSSES

Tucson shall be responsible for losses to the Point of Delivery. TNP shall be responsible for losses associated with this Agreement beyond the Point of Delivery.
8.  CHARGES
        8.1   Tucson shall bill TNP monthly on or before the tenth
        (10th) day of the month following each month service is rendered, in accordance with the provisions of Exhibit A attached hereto. Bills shall be sent by facsimile to:



                  Texas-New Mexico Power Company
                  Attention: Mr. Charles T. Summers
                  Fax # (505) 538-3768 ext 227

     Bills shall be deemed to be received on the day sent by

     facsimile.  The original invoice shall be sent via United

     States mail to:

                  Texas-New Mexico Power Company

                  Attention: Mr. Randy Ownby
                  P. 0. Box 2943
                  4100 International Plaza
                  Fort Worth, Texas 76113

     TNP shall pay Tucson by the tenth (10th) day after receipt of the bill. Payment shall be made by wire transfer to:
                    Bank One
                       Tucson, Arizona
                       ABA #122-100-024
                       Credit Account #2002-8131
                       Tucson Electric Power Company

     Amounts  not  paid  by  the due date shall  be  payable  with interest  accrued on each calendar day from the due  date  to the  date of payment The interest shall be at a rate  of  two percentage  points above the then-effective prime  commercial lending rate per annum announced by the Chase Manhattan  Bank

     (NA),  or its successor, at its principal office in New  York

     City.

          8.2 In the event any portion of any bill is disputed, the entire amount including disputed amount shall be paid when due. The protest shall be timely if made at the time of payment or within 60 days after the alleged irregularity in billing is discovered, or should have been discovered. If the disputed portion of the payment is found to be incorrect, Tucson shall refund to TNP any amount due, including interest accrued on each calendar day from the date of payment by TNP to the date the refund check is mailed by Tucson. The interest shall be as provided in Section 8.1 herein.

9.       AUTHORIZED REPRESENTATIVES

     9.1  Each  Party  shall designate a person as its  Authorized

          Representative. Such Authorized Representative shall  be

          authorized  to  act  on behalf of the Party  designating

          such  Representative in carrying out the  provisions  of

          this  Agreement Each Party shall notify the other  Party

          within fifteen (15) calendar days after execution of  @s

          Agreement   of   the  designation  of   its   Authorized

          Representative and shall promptly notify the other Party

          of any subsequent changes in such designation.

     9.2  The Authorized Representatives will meet as required  to provide  coordination  with  respect  to  matters  which

          affect the implementation of this Agreement

     9.3  Authorized  Representatives shall have no  authority  to modify any of the provisions of this Agreement

10.  UNCONTROLLABLE FORCES

 Neither Party shall be considered to be in default in the performance of any of its obligations hereunder when failure of performance shall be due to uncontrollable forces, other than the obligation to make payment of any amounts due for Firm Capacity made available and any Firm Energy delivered prior to the occurrence of an uncontrollable force. The term "uncontrollable forces" shall mean any event beyond the control of the Party unable to perform such obligation including, but not limited to, failure of or threat of failure of electric facilities; flood, earthquake, storm, fire, lightning and other natural catastrophes; epidemic, war, riot, civil disturbance or disobedience; labor dispute, labor or material shortage; sabotage; government priorities and restraint by court order or public authority; and action or nonaction by, or failure to obtain the necessary authorizations or approvals from any governmental agency or authority, which by exercise of due diligence such Party could not reasonably have been expected to avoid and which, by exercise of due diligence, it shall be unable to overcome. Nothing contained herein shall be construed as to require either Party to settle any strike or labor dispute in which it may be involved.

11.  ASSIGNMENT OF AGREEMENT
This Agreement may be assigned by a Party without the prior written consent of the other Party to (i) a wholly-owned subsidiary or other affiliate in which the assigning Party has at least a majority ownership interest or (ii) a successor by merger or consolidation. In all other cases Agreement may not be assigned without the prior written consent of the other Party.

12.  NO DEDICATION OF FACILITIES
Any undertaking by one Party to the other under any provision of this Agreement shall not constitute the dedication of ownership or title 'm the system or any portion thereof of either Party to the public or to the other Party, and it is understood and agreed that any such undertaking by either Party shall cease upon the termination of this Agreement

13.  NOTICES
Any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by United States mail, postage prepaid, to the persons specified below:

              Texas-New Mexico Power Company c/o Assistant Vice President - Resource Acquisition & Management P. 0. Box 2943
              Fort Worth, Texas 76113
              Tucson Electric Power Company c/o Secretary
              P. 0. Box 711
              Tucson, Arizona 85702

                                -7-

      A Party may at any time by written notice change the

      designation or the address of the person so specified.


14.   GOVERNING LAW

This Agreement shall be governed by and construed under the laws of the State of Arizona or the federal laws of the United States, as applicable.


IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the 20th day of December, 1994.

                   TEXAS-NEW MEXICO POWER COMPANY

                   By:  Randy Ownby

                   Title: Assistant Vice President - Resource

                          Acquisition







                          TUCSON ELECTRIC POWER COMPANY





                          By:  Steven J. Glaser

                          Title: Vice President

















                                -8-

                           EXHIBIT A RATE SCHEDULE TUCSON-TNP
                 1996 FIRM CAPACITY & ENERGY SALE AGREEMENT

         DEMAND CHARGES:
                                            Rate
                                            Year      $/KW-Mo.
                                            1996         3.50

         ENERGY CHARGES:
                                            Prescheduled
                                 Month      Year        $/MWh
                                                   On-Peak   Off-Peak

                                 January   1996       $28.00   $20.00
                                 February  1996       $28.00   $20.00
                                 March     1996       $27.00   $20.00
                                 April     1996       $27.00   $20.00
                                 May       1996       $26.00   $20.00
                                 June      1996       $29.00   $21.00
                                 July      1996       $31.00   $23.00
                                 August    1996       $31.00   $23.00
                                 September 1996       $29.00   $21.00
                                 October   1996       $26.00   $20.00
                                 November  1996       $29.00   $20.00
                                 December  1996       $29.00   $20.00

     On-Peak hours are hours ending 0700-2200 MST, Monday through Sunday. AR other hours are Off-Peak.